      SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential. For use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Advanta Corp.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

/ /      Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                 [ADVANTA LOGO]

                             WELSH AND MCKEAN ROADS
                                  P.O. BOX 844
                     SPRING HOUSE, PENNSYLVANIA 19477-0844
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 21, 2001
                                ---------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advanta Corp. (the "Company") will be held at the Company's headquarters, Welsh and McKean Roads, Spring House, Pennsylvania, on Thursday, June 21, 2001 at 1:00 p.m. (the "Meeting") for the following purposes:

     1. To elect three directors to hold office until the expiration of their term of office or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on Friday, April 27, 2001 as the record date for the Meeting. Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. A reply envelope is enclosed for your convenience. You are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the Meeting in person.

                                     /s/ Elizabeth H. Mai
                                          Elizabeth H. Mai
                                          Secretary

Dated: April 30, 2001

                                 [ADVANTA LOGO]

                             WELSH AND MCKEAN ROADS
                                  P.O. BOX 844
                     SPRING HOUSE, PENNSYLVANIA 19477-0844
                                ---------------

                                PROXY STATEMENT
                                ---------------

                       ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON THURSDAY, JUNE 21, 2001
                                ---------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanta Corp., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders, to be held at the Company's headquarters, Welsh and McKean Roads, Spring House, Pennsylvania, on Thursday, June 21, 2001 at 1:00 p.m., and any adjournment or postponement thereof (the "Meeting"). This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to holders of the Company's Class A Common Stock and Class A Preferred Stock on or about May 18, 2001.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Shares represented by proxies received by the Company, where the stockholder has specified a choice with respect to the matters to be voted upon at the Meeting, will be voted in accordance with the specification(s) so made. IN THE ABSENCE OF SUCH SPECIFICATION(S), THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL THREE NOMINEES FOR THE BOARD OF DIRECTORS.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. In addition, the Company has retained D.F. King & Co. Inc. to assist in the search for, and distribution of proxies to, beneficial owners of the Company's Class A Common Stock held in street name or by other nominees, and will pay such firm a fee of $1,500, plus reimbursement of direct out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock of the Company. Beneficial owners of shares of Class B Common Stock, who are not entitled to vote at the Meeting, also will receive all proxy material (other than the proxy card itself), together with the Company's Annual Report for the fiscal year ended December 31, 2000. The expenses of such additional mailing will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at the close of business on April 27, 2001 are entitled to notice of, and to vote at, the Meeting. On that date the Company had outstanding 10,041,764 shares of Class A Common Stock, par value $.01 per share, and 1,010 shares of Class A Preferred Stock, par value $1,000 per share. On all matters voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class A Preferred Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share, and each record holder of Class A Preferred Stock entitled to one-half vote per share.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum for the conduct of business at the Meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast. In the election of directors, stockholders do not have cumulative voting rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The information set forth in the following table is furnished as of April 1, 2001 (unless otherwise specified), with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                                                       AMOUNT AND
                                                                       NATURE OF
                                                                       BENEFICIAL            PERCENT
TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP             OF CLASS
--------------  ----------------------------------------------------   ----------            --------
Class A
  Preferred     Gisela Alter(1).....................................       1,010              100.00%
Class A Common  Dennis Alter(1).....................................   3,046,067(2)(3)(4)(5)   30.33%
                Advanta Corp. Employee Stock Ownership Plan(6)......   1,000,000                9.96%
                Kestrel Investment Management Corporation(7)........     810,370                8.07%
                Dimensional Fund Advisors Inc.(8)...................     694,572                6.92%

---------------
(1) The address for Gisela Alter and Dennis Alter is c/o Advanta Corp., Welsh and McKean Roads, P.O. Box 844, Spring House, Pennsylvania, 19477-0844.

(2) Includes 551,695 shares owned by a trust, the beneficiary of which is Linda Alter, the sister of Dennis Alter, and pursuant to which Dennis Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

(3) Includes 82,798 shares held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and dispositive powers, and 41,399 shares held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and dispositive powers. Also includes 571,905 shares held by a charitable foundation established by Mr. Alter, as to which Mr. Alter and his wife share voting and dispositive powers. Mr. Alter disclaims beneficial ownership of all such shares.

(4) Does not include 1,010 shares of Class A Preferred Stock owned by Gisela Alter, the wife of Dennis Alter.

(5) Does not include shares held in trust for the benefit of employees of the Company participating in the Advanta Corp. Employee Stock Ownership Plan (the "ESOP") as to which Mr. Alter is a trustee. As of December 31, 2000, the ESOP held 1,000,000 shares as follows: 68,055 shares allocated to ESOP participants who direct the vote of such shares and as to which the ESOP trustees have no beneficial ownership; and 931,945 shares which, as of December 31, 2000, had not been allocated to ESOP participants as to which the ESOP trustees may be deemed beneficial owners under Rule 13d-3 of the 1934 Act ("Rule 13d-3"). Shares of Class A Common Stock held by the ESOP, but not yet allocated or as to which ESOP participants have not made timely voting directions, are voted by the ESOP trustees in the same proportions as shares for which directions are received (subject to each trustee's fiduciary responsibilities under Section 404 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Mr. Alter disclaims beneficial ownership of the 931,945 unallocated shares held by the ESOP.

(6) The ESOP has sole voting power as to 931,945 unallocated shares and shared voting power as to 68,055 shares that have been allocated to ESOP participants. The allocated shares are voted by the ESOP trustees as directed by ESOP participants. Shares of Class A Common Stock held by the ESOP, but not yet allocated or as to which ESOP participants have not made timely voting direction, are voted by the ESOP trustees in the same proportions as shares for which directions are received (subject to each trustee's fiduciary responsibilities under Section 404 of ERISA). The address of the ESOP is P.O. Box 844, Welsh and McKean Roads, Spring House, PA 19477.

(7) Information as to shares held by Kestrel Investment Management Corporation ("Kestrel"), David J. Steirman and Abbott J. Keller is based solely on a
    Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 14, 2001. According to the Schedule 13G, Messrs. Steirman and Keller are the only shareholders of Kestrel, an investment advisor; Kestrel is deemed to be the beneficial owner for purposes of Rule 13d-3 of 810,370 shares, or 8.07% of the class, having sole voting power of 752,070 shares and sole dispositive power of 810,370 shares; each of Messrs. Steirman and Keller also is deemed to be the beneficial owner for purposes of Rule 13d-3 of the 810,370 shares, having sole voting power of 752,070 shares and sole dispositive power of 810,370 shares pursuant to their ownership interests in Kestrel. The address of Kestrel and Messrs. Steirman and Abbott is 411 Borel Avenue, Suite 403, San Mateo, CA 94402.

(8) Information as to shares held by Dimensional Fund Advisors Inc. ("Dimensional") is based solely on a Schedule 13G filed with the SEC on February 2, 2001. According to its Schedule 13G, Dimensional is deemed to be the beneficial owner of the above-reported shares for purposes of Rule 13d-3 because it has the power to vote or direct the vote of and/or shares dispositive power with respect to these shares. Dimensional is deemed to be the beneficial owner of 694,572 shares, or 6.92% of the class, and has sole voting and dispositive power with respect to these shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock as of April 1, 2001 beneficially owned by:
(i) each director and nominee for director of the Company; (ii) each person who served as the Company's Chief Executive Officer, each of the Company's three other most highly compensated executive officers whose compensation exceeded $100,000 during 2000 and one additional person who would have been included among the most highly compensated executive officers had he been serving as an executive officer of the Company at December 31, 2000 (the "Named Executive Officers"); and (iii) all current directors and executive officers as a group. Shares issuable pursuant to the exercise of stock options are included in the table below if such options are currently exercisable or will become exercisable by June 1, 2001. Except as otherwise indicated, each holder is believed to have sole voting and investment power of the shares set forth next to such holder's name. None of the Company's executive officers or directors beneficially owns any shares of the Class A Preferred Stock.

                                                   CLASS A COMMON          CLASS B COMMON
                                                ---------------------   ---------------------
                                                AMOUNT AND              AMOUNT AND
                                                NATURE OF               NATURE OF
                                                BENEFICIAL   PERCENT    BENEFICIAL   PERCENT
NAME                                            OWNERSHIP    OF CLASS   OWNERSHIP    OF CLASS
----                                            ----------   --------   ----------   --------
NAMED EXECUTIVE OFFICERS/DIRECTORS
Dennis Alter(1)(2)(3)(4)(5)...................  3,046,067     30.33%    1,498,971      8.36%
William A. Rosoff(4)(6)(7)....................     82,953         *       547,422      3.03%
NAMED EXECUTIVE OFFICERS
Philip M. Browne(8)(9)........................     37,769         *       176,262         *
George Deehan(10).............................          0         *        20,000         *
James L. Shreero(11)..........................        155         *        39,491         *
DIRECTORS
Arthur P. Bellis(4)(12).......................     26,058         *        79,058         *
Max Botel(13).................................      1,500         *        36,829         *
Dana Becker Dunn(14)..........................          0         *        43,200         *
James E. Ksansnak(15).........................          0         *        26,578         *
Ronald Lubner(16).............................          0         *        39,273         *
Olaf Olafsson(4)(17)..........................     27,800         *       106,640         *
Michael Stolper(4)(18)........................          0         *        28,180         *
All current executive officers and directors
  as a group (11 persons)
  (1)(2)(3)(4)(6)(19).........................  3,139,349     31.26%    2,554,390     13.75%

---------------
 * Represents less than 1% of the indicated class of the Company's Common Stock outstanding.

(1) Includes 551,695 shares of Class A Common Stock owned by a trust, the beneficiary of which is Linda Alter, the sister of Dennis Alter, and pursuant to which Mr. Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

(2) Includes 82,798 shares of Class A Common Stock and 40,768 shares of Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and dispositive powers, and 41,399 shares of Class A Common Stock and 12,285 shares of Class B Common Stock, held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and dispositive powers. Also includes 571,905 shares of Class A Common Stock and 36,400 shares of Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which Mr. Alter and his wife share voting and dispositive powers. Mr. Alter disclaims beneficial ownership of all such shares.

(3) Does not include 1,010 shares of Class A Preferred Stock owned by the wife of Dennis Alter.

(4) Does not include shares held in trust for the benefit of employees of the Company participating in the ESOP as to which Messrs. Alter, Rosoff, Olafsson, Bellis and Stolper are trustees. As of December 31, 2000, the ESOP held 1,000,000 shares of Class A Common Stock as follows: 68,055 shares allocated to ESOP participants who direct the vote of such shares and as to which the ESOP trustees have no beneficial ownership; and 931,945 shares which, as of December 31, 2000, had not been allocated to ESOP participants as to which the ESOP trustees may be deemed beneficial owners under Rule 13d-3. Shares of Class A Common Stock held by the ESOP, but not yet allocated or as to which ESOP participants have not made timely voting direction, are voted by the ESOP trustees in the same proportions as shares for which directions are received (subject to each trustee's fiduciary responsibilities under Section 404 of ERISA). Each of Messrs. Alter, Rosoff, Olafsson, Bellis and Stolper disclaims beneficial ownership of the 931,945 unallocated shares held by the ESOP.

(5) Includes options to purchase 183,459 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(6) Includes 82,798 shares of Class A Common Stock and 40,768 shares of Class B Common Stock owned by a charitable foundation established by Mr. Alter as to which Mr. Rosoff has shared voting and dispositive power. These shares are also reflected in the ownership table under Mr. Alter's name.

(7) Includes options to purchase 302,866 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(8) Includes options to purchase 98,500 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(9) Includes 5,449 shares of Class B Common Stock and options to purchase 9,658 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan held by Mr. Browne's wife. Mr. Browne disclaims beneficial ownership of all such shares.

(10) Includes options to purchase 20,000 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(11) Includes options to purchase 21,962 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(12) Includes options to purchase 19,005 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(13) Includes options to purchase 29,755 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(14) Includes options to purchase 43,200 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(15) Includes options to purchase 26,578 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(16) Includes options to purchase 39,273 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(17) Includes options to purchase 14,640 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(18) Includes options to purchase 25,680 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

(19) Includes options to purchase 814,576 shares of Class B Common Stock pursuant to the Company's 2000 Omnibus Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based on the Company's review of the copies of those reports which it has received, and written representations from the Company's officers and directors who are Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons from January 1, 2000 through December 31, 2000 were made on a timely basis except as noted below. With respect to one transaction, William C. Dunkelberg, who served as a Director of the Company during 2000, failed to timely file a Form 4; the Form 4 was subsequently filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Named Executive Officers.

                                                                                           LONG TERM
                                                                                      COMPENSATION AWARDS
                                                ANNUAL COMPENSATION                -------------------------
                                    --------------------------------------------   RESTRICTED    SECURITIES
                                                                    OTHER ANNUAL     STOCK       UNDERLYING       ALL OTHER
NAME AND                                                 BONUS      COMPENSATION    AWARD(S)    OPTIONS/SARS   COMPENSATION($)
PRINCIPAL POSITION                  YEAR   SALARY($)   ($)(1)(2)       ($)(3)        ($)(4)         (#)        (5)(6)(7)(8)(11)
------------------                  ----   ---------   ----------   ------------   ----------   ------------   ----------------
Dennis Alter......................  2000   $595,000    $  267,775    $   22,940    $        0     100,000          $488,111
  Chairman of the Board and         1999   $595,000    $  223,150    $   47,126    $  291,263     100,000          $443,625
  Chief Executive Officer           1998   $595,000    $5,045,848    $   41,805    $  537,954     120,000          $297,636
William A. Rosoff.................  2000   $595,000    $  422,750    $3,797,827    $        0     100,000          $147,804
  President and Vice Chairman       1999   $595,000    $  378,125    $        0    $  325,805     100,000          $108,829
  Of the Board                      1998   $595,000    $5,448,868    $1,869,611    $  700,209     228,666          $128,106
Philip M. Browne(9)...............  2000   $400,000    $  133,023    $        0    $        0      75,000          $ 32,697
  Senior Vice Present               1999   $370,000    $   87,523    $        0    $  508,928      25,000          $  8,782
  and Chief Financial Officer       1998   $195,185    $   51,053    $        0    $1,713,466      75,000          $    297
George Deehan(10).................  2000   $229,500    $        0    $        0    $        0           0          $162,409
  President and Chief Executive     1999   $353,049    $   40,833    $        0    $   72,475      18,000          $ 12,162
  Officer, Advanta Leasing
    Services                        1998   $139,612    $   29,167    $        0    $  593,913      40,000          $      0
James L. Shreero..................  2000   $215,000    $   88,328    $      130    $        0      12,500          $ 11,266
  Vice President and                1999   $200,000    $   14,070    $      391    $   61,774       5,000          $  9,198
  Chief Accounting Officer          1998   $199,231    $        0    $      255    $   55,601      18,062          $  8,935

---------------
 (1) 1998 figures include amounts paid pursuant to programs to compensate for any shortfall in the value of restricted stock awards that vested in 1997 and 1998 pursuant to the AMIP Plans described in footnote (4) below. Messrs. Alter, Rosoff and Shreero received $45,848, $293,868 and $5,971, respectively. Messrs. Browne and Deehan did not enter the AMIP Plans until 1998 and therefore received no payments pursuant to these programs.

 (2) 1998 figures include payments to Messrs. Alter and Rosoff, in the amount of $5,000,000 each, under the Office of the Chairman Supplemental Compensation Program in connection with the Company's strategic alternatives process and the resulting disposition of the consumer credit card business. 1999 and 1998 figures include a one-time signing bonus, in the amount of $70,000, paid to Mr. Deehan in connection with the execution of his employment agreement, of which $40,833 was paid in 1999 and $29,167 was paid in 1998.

 (3) Includes above-market interest earned on deferred compensation pursuant to the Company's Executive Deferral Plan, in the amounts listed with respect to each year as follows: Mr. Alter received $22,940, $47,126 and $41,805 for 2000, 1999 and 1998, respectively; and Mr. Shreero received $130, $391 and $255 for 2000, 1999 and 1998, respectively. With respect to Mr. Rosoff, 1998 amount includes $1,869,611 for amounts paid, consistent with the terms of his employment agreement, in connection with the Company's 1998 tender offer (the "Tender Offer") related to the purchase of restricted shares of Class B Common Stock and the reimbursement for taxes arising therefrom. With respect to Mr. Rosoff, 2000 amount represents compensation pursuant to the terms of Mr. Rosoff's employment agreement. For a description of Mr. Rosoff's employment agreement, see "Other Matters" on page 19 of this Proxy Statement.

 (4) The Advanta Management Incentive Plan With Stock Election III ("AMIP III") was instituted in 1993 for performance years 1996 through 1998. The Advanta Management Incentive Plan

     With Stock Election IV ("AMIP IV") was instituted in 1995 for performance years 1999 through 2001 (AMIP III and AMIP IV are collectively referred to as the "AMIP Plans"). Pursuant to each of the AMIP Plans, shares of restricted Class B Common Stock were issued to participants in each AMIP Plan upon the plan's commencement or such participant's later employment with the Company (with a prorated share issuance awarded for any partial year participation). The number of restricted shares issued to each Named Executive Officer pursuant to the AMIP Plans is an amount equal to the participant's "target bonus" for each performance year covered by the applicable AMIP Plan divided by the applicable grant date price per share. Non-preferential dividends are paid on these restricted shares.

     Shares vest under each of the AMIP Plans ten years after the date of grant, but are subject to accelerated vesting on the basis of individual and corporate (or applicable business unit) performance for each applicable performance year. To the extent that individual and corporate (or applicable business unit) performance for a given performance year achieves targeted levels in that year, up to a maximum of one-third of the total shares granted under the applicable AMIP Plan (or appropriate proration for participants entering such AMIP Plan after the beginning of the first performance year thereunder) will become vested.

     Messrs. Browne and Deehan joined the Company in 1998 and consequently their 1998 figures include shares granted in 1998 pursuant to the AMIP Plans in respect of their "target bonuses" for performance years 1998 through 2001 in the following amounts: Mr. Browne, 4,441 AMIP III shares and 22,839 AMIP IV shares; and Mr. Deehan, 3,628 AMIP III shares and 26,121 AMIP IV shares.

     In addition to his AMIP III and AMIP IV shares, pursuant to his employment agreement which is described under "Other Matters" in this Proxy Statement, Mr. Browne was granted 50,000 shares of restricted Class B Common Stock in June 1998. The shares of restricted Class B Common Stock granted pursuant to his employment agreement are included in the 1998 figures for Mr. Browne and, for purposes of this table, are valued at their market value on the date of grant. On March 17, 1999, Mr. Browne's employment agreement was modified. In connection with the modifications, Mr. Browne was granted 37,500 shares of restricted Class A Common Stock in exchange for the surrender and cancellation of 37,500 shares of restricted Class B Common Stock that had previously been granted to him under his original employment agreement. The shares of restricted Class A Common Stock granted pursuant to the modified employment agreement are included in the 1999 figures for Mr. Browne and, for purposes of this table, are valued at their market value on the date of grant. The 1998 figures for Mr. Browne have not been restated to reflect the surrender and cancellation of 37,500 shares of Class B Common Stock.

     1998 figures reflect an adjustment to the number of shares of restricted Class B Common Stock that previously had been granted pursuant to AMIP III for performance year 1998 and AMIP IV for performance year 1999. 1999 figures reflect an adjustment to the number of shares of restricted Class B Common Stock that previously had been granted pursuant to AMIP IV for performance year 2000. The aggregate number of additional shares granted to each Named Executive Officer (other than Mr. Alter, as discussed below) pursuant to these adjustments and issued under the AMIP Plans was: Mr. Rosoff, 32,951 AMIP III shares and 65,902 AMIP IV shares; Mr. Browne, 5,165 AMIP III shares and 17,710 AMIP IV shares; Mr. Deehan 2,842 AMIP III shares and 13,642 AMIP IV shares; and Mr. Shreero, 5,815 AMIP III shares and 11,628 AMIP IV shares. In lieu of granting Mr. Alter additional shares of restricted Class B Common Stock pursuant to the adjustments described above, Mr. Alter was granted rights to receive the same economic benefits that he would have received had he been issued 23,219 additional AMIP III shares and 54,825 additional AMIP IV shares. The rights granted to Mr. Alter are subject to the same terms and conditions as AMIP III and AMIP IV, including accelerated vesting.

     The number of unvested restricted shares of Class B Common Stock held by each Named Executive Officer (including, with respect to Mr. Alter, the rights granted in lieu of restricted shares as described above) under AMIP IV and the number of unvested restricted shares of Class A Common Stock held by Mr. Browne under his employment agreement as described above, and the market value (rounded to the nearest dollar) of such restricted shares at December 31, 2000, were as follows: Mr. Alter, 107,214 Class B shares and rights, $770,601; Mr. Rosoff, 51,049 Class B shares, $366,915; Mr. Browne, 24,081 Class B shares, $173,082 and 25,000 Class A shares, $220,313; and Mr. Shreero, 10,219 Class B shares, $73,449.

 (5) Includes matching contributions of $8,500 paid by the Company to the accounts of each of Messrs. Alter, Rosoff, Browne and Shreero, and $4,250 paid by the Company to the account of Mr. Deehan, under the Employee Savings Plan (a 401(k) plan), in respect of their 2000 participation in such plan.

 (6) Includes the value of (i) Company paid term life insurance provided to all salaried employees in an amount equal to two times annual salary (capped at $750,000), (ii) Company paid term life insurance provided to Mr. Alter in the amount of $5,000,000, and (iii) whole life insurance policies on the lives of each of the Named Executive Officers other than Mr. Browne and Mr. Shreero, which policies are paid for by the Company and as to which the Named Executive Officer has the right to designate the beneficiary (the "Split Dollar Life Insurance Policies"). If an insured executive terminates his employment with the Company, he may keep the Split Dollar Life Insurance Policy, but must pay the Company the amount of the premiums paid by or on behalf of the Company but not more than the cash value of the policy. Consequently, the value of the Split Dollar Life Insurance Policy to the employee is the term life insurance benefit. The aggregate value of these benefits to the named individuals is included in the figures for 2000 in the following amounts: Mr. Alter, $32,750; Mr. Rosoff, $12,123; Mr. Browne, $840; Mr. Deehan, $6,358; and Mr. Shreero $445.

 (7) Includes interest paid in 2000 by the Company on behalf of Messrs. Rosoff, Browne, Deehan and Shreero pursuant to an executive loan program adopted by the Company's Board of Directors, which interest accrued on the Named Executive Officers' respective stock margin accounts in connection with margin loans against shares vested under the AMIP Plans and a predecessor stock bonus plan, in the following amounts: Mr. Rosoff, $20,246; Mr. Browne, $23,357; Mr. Deehan, $399; and Mr. Shreero, $2,321.

 (8) Includes the value of Split Dollar Life Insurance Policies described above in footnote (6) insuring the lives of each of the Named Executive Officers other than Mr. Browne and Mr. Shreero, the proceeds of which policies are payable to beneficiaries designated by the respective executives. The value of the term life insurance premiums paid by or on behalf of the Company under such policies for the named individuals is included in the figures set forth in footnote (6) above in the following amounts for 2000: Mr. Alter, $21,354; Mr. Rosoff, $8,511; and Mr. Deehan, $3,996. Premiums paid by the Company will be refunded to the Company on termination of the respective policies, and any cash surrender value in excess of such premiums may be paid to the executive's beneficiary. The value of the benefits to the executives of the remainder of the premiums paid by the Company are included with respect to 2000 in the following amounts: Mr. Alter, $446,861; Mr. Rosoff, $106,935; and Mr. Deehan, $8,753.

 (9) 1998 information represents compensation to Mr. Browne from June 1998, when he joined the Company.

(10) 1998 information represents compensation to Mr. Deehan from August 1998, when he joined the Company. 2000 information represents compensation to Mr. Deehan up to August 4, 2000, the effective date of termination of his employment with the Company.

(11) Includes $39,000 representing the value of housing benefits that were provided to Mr. Deehan pursuant to the terms of his employment agreement which is described under "Other Matters" in this Proxy Statement. Also includes $103,649 paid as severance to Mr. Deehan in connection with the termination of his employment with the Company effective August 4, 2000.

STOCK OPTION/SAR GRANTS

     The following table contains information concerning the stock options and stock appreciation rights ("SARs") granted under the Company's 2000 Omnibus Stock Incentive Plan to the Named Executive Officers during 2000. All options granted in 2000 are options to purchase shares of Class B Common Stock. All SARs reported in the table below are based on shares of Class B Common Stock.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                        INDIVIDUAL GRANTS
                             ------------------------------------------------------------------------
                              NUMBER OF      % OF TOTAL
                              SECURITIES    OPTIONS/SARS
                              UNDERLYING     GRANTED TO
                             OPTIONS/SARS   EMPLOYEES IN   EXERCISE OR BASE   EXPIRATION   GRANT DATE
NAME                           GRANTED      FISCAL YEAR      PRICE($/SH)       DATE(1)      VALUE($)
----                         ------------   ------------   ----------------   ----------   ----------
Dennis Alter...............    100,000          8.36%          $ 14.500        04/05/10     $789,000(2)

William A. Rosoff..........    100,000          8.36%          $ 14.500        04/05/10     $789,000(2)

Philip M. Browne...........     50,000          4.18%          $ 14.500        04/05/10     $394,500(2)
                                25,000          2.09%          $ 4.5625        10/20/10     $ 36,950(3)

George Deehan..............          0           N/A                N/A             N/A          N/A

James L. Shreero...........      6,250           .52%          $ 14.500        04/05/10     $ 49,300(2)
                                 6,250           .52%          $ 4.5625        10/20/10     $  9,250(3)

---------------
(1) Options and SARs generally become exercisable in equal installments on the first four anniversaries of the date of grant. The options and SARs generally expire 10 years from the date of grant. Effective March 1, 2001, in connection with the sale of the mortgage business, the Company: (a) accelerated the vesting of 32% of all outstanding unvested options to purchase Common Stock, including options granted to the Named Executive Officers in 2001; and (b) amended the terms of options granted to employees whose employment with the Company was terminated in connection with the sale of the mortgage business, including Mr. Shreero, to extend the post-employment exercise period for a period of six months ending August 28, 2001. Neither of these modifications is reflected in the table.

(2) Fair value is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.87%; expected dividend yield of 2.09%; expected life of ten years; and volatility of 52.92%.

(3) Fair value is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.63%; expected dividend yield of 6.64%; expected life of ten years; and volatility of 58.77%.

STOCK OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information relating to options exercised during 2000 by the Named Executive Officers, and the number and value of options and SARs held on December 31, 2000 by such individuals. No options or SARs were exercised by the Named Executive Officers during 2000.

                  AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/ SARS AT                OPTIONS/ SARS
                                 SHARES                           FY-END(#)(1)                 AT FY-END($)(1)
                               ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   -----------   -----------   -------------   -----------   -------------
Dennis Alter.................       0            $0          268,459        235,000          $0           $     0
William A. Rosoff............       0            $0          183,006        245,660          $0           $     0
Philip M. Browne.............       0            $0           43,750        131,250          $0           $65,625
George Deehan................       0            $0           20,000              0          $0           $     0
James L. Shreero.............       0            $0           13,956         21,606          $0           $16,406

---------------
(1) Does not reflect the acceleration of vesting, effective March 1, 2001 in connection with the sale of the mortgage business, of 32% of all outstanding unvested options to purchase Common Stock.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

     Compensation programs for the Company's leaders are intended to further the short- and long-term business objectives of the Company by securing, retaining and motivating management employees of high caliber and potential. The Company's compensation programs are also designed to link executive compensation to overall business results and align executive compensation with stockholder return. The programs described in this report cover those employees whose decision-making and leadership drive the achievement of the Company's business strategies.

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the Company's overall compensation philosophy and strategy and monitoring the implementation thereof, except with respect to the administration of the Company's 2000 Omnibus Stock Incentive Plan (the "Omnibus Plan"). However, the Committee's determinations regarding compensation of members of the Office of the Chairman are subject to review by the full Board of Directors (excluding the employee directors). The Office of the Chairman presently consists of Mr. Alter, Chairman and Chief Executive Officer ("CEO"), and Mr. Rosoff, President and Vice Chairman of the Board.

     The Board of Directors has established a Plan Administrative Committee (the "Plan Administrative Committee"), currently composed of Mr. Botel, Ms. Becker Dunn and Mr. Lubner (each of whom is a "non-employee director" under applicable SEC rules and an "outside director" under applicable IRS rules). The Plan Administrative Committee administers the Omnibus Plan with respect to the Company's "officers" as that term is defined for purposes of Section 16 of the 1934 Act, as amended (the "Section 16 Officers"), including such persons who are Named Executive Officers. The Plan Administrative Committee administers the granting of stock options, SARs, restricted stock, and phantom shares and annual incentive awards with respect to the Company's Named

Executive Officers. Recommendations made by the Plan Administrative Committee with respect to the members of the Office of the Chairman are subject to review by the Board of Directors.

     The executive compensation program includes base salary, performance-based annual incentives and long-term incentives. Target levels of overall compensation are intended to be consistent with the pay practices of a selected peer group of companies (the "peer group"). The applicable peer group for 2000 consists of companies that compete with the Company for executive talent and have executive positions similar in complexity and scope of responsibility to those of the Company.

BASE SALARIES

     The Company establishes base salaries based upon periodic comparison to the salaries paid by companies in the peer group. Salary increases are based on periodic comparison to the salaries paid by companies in the peer group and evaluations of the executive's performance. The Company's philosophy is to limit fixed costs in its executives' compensation by emphasizing the variable components of total compensation, i.e., annual and long-term incentives.

     Base salaries are intended to approximate the median base salaries of the peer group companies. The members of the Office of the Chairman are both paid the same base salary, which is intended to provide a level of compensation that is competitive with the Company's peer group.

LONG-TERM INCENTIVES

     In April of 2000, the Committee recommended that the Board of Directors approve the Omnibus Plan, subject to stockholder approval, which approval was granted at the June 2000 annual meeting. The Omnibus Plan provides the Company with the ability to create and tailor a variety of equity-based long term compensation programs which are designed to align the interests of executives with those of stockholders. The Committee believes that share ownership aligns the interests of the Named Executive Officers and other senior management employees with the interests of the Company's stockholders by tying a significant portion of senior executive compensation to stockholder returns.

     The Omnibus Plan amends and restates all of the Company's prior stock option plans and Advanta Management Incentive Plans ("AMIP") and it provides the Company with the ability to create other long-term incentive vehicles in the future. The types of incentives previously provided through the Company's stock option and AMIP programs are now administered under the Omnibus Plan according to appropriate "administrative guidelines" for the stock option and AMIP programs, as described in the paragraphs which follow.

  AMIP

     The Company offers senior management employees long-term incentives through its AMIP programs. Each participant in the AMIP programs, including the Named Executive Officers, has an annual "target bonus," specified as a percentage (determined by the executive's position in the Company) of his or her base salary. Shares of restricted Class B Common Stock are issued to participants upon the program's commencement or a participant's later employment with the Company in an amount equal to the participant's "target bonus" for each performance year covered by the AMIP program, divided by the grant date price of the shares (determined in accordance with the administrative guidelines). As described in footnote (4) to the Summary Compensation Table in this Proxy Statement, in lieu of restricted shares Mr. Alter has, under certain circumstances, been awarded rights ("phantom shares") to receive the same economic benefits that he would have received had he been issued restricted shares. The restricted AMIP shares and phantom shares will ultimately vest ten years after they have been issued (as long as the executive remains employed by the Company). However, each executive may "earn" accelerated vesting of the restricted shares and phantom shares if the Company achieves its performance goals for the performance years covered by the applicable AMIP program. The performance goals for the 2000 performance year are discussed below under "Annual Incentives." If, upon accelerated vesting of restricted shares or phantom shares based on performance for a given year, the share price exceeds the price at which the restricted shares or phantom shares were originally issued, the executive receives the benefit of a long-term incentive. The long-term incentive is realized in the form of the stock's appreciation in value.

     In addition to the restricted shares granted under the AMIP program, shares of restricted Class B Common Stock may, from time to time, be granted outside of the AMIP program pursuant to the terms of executive employment agreements. Restricted shares granted under executive employment agreements will typically vest in equal increments on the first four anniversaries of the date of grant as long as the executive continues to be employed by the Company on such dates.

  Stock Options

     The Company's stock option program is administered under the Omnibus Plan pursuant to applicable administrative guidelines. The stock option program is designed to reward long-term accomplishment through increases in stockholder value. The stock option program is administered by the Plan Administrative Committee with respect to the Named Executive Officers and by Messrs. Alter and Rosoff with respect to all other eligible employees. Stock options or SARs are generally granted upon hire and annually thereafter. The exercise price of an option or SAR is 100% of fair market value on the date of grant, based on the closing price. Stock options or SARs generally vest in equal portions over a four-year period and expire 10 years after the grant date.

ANNUAL INCENTIVES

     The Company offers senior management employees annual incentives through its AMIP program. As described above under "Long-Term Incentives," each Named Executive Officer has an annual "target bonus," specified as a percentage of his base salary. The actual award for each Named Executive Officer, if any, for a given year's performance is determined by the Plan Administrative Committee. In the case of compensation for members of the Office of the Chairman, a recommendation is made by the Plan Administrative Committee and then must be reviewed by the full Board of Directors. In either case, the decision regarding each award is based on the performance of the Company, the business unit managed by the Named Executive Officer, and the Named Executive Officer himself, taking into account the overall competitive and regulatory environment with respect to the Company's businesses.

     Performance goals are established each year by senior management of the Company, subject to review by the Committee. The criteria for 2000 annual incentives were multi-faceted, and included an assessment of the Company's progress toward achieving the financial goals set forth in the Company's 2000 financial plan, which were revised and restated following the June 2000 announcement of the agreements between the Company's banking subsidiaries and their respective bank regulators. The Plan Administrative Committee also considered each executive's criticality to and support for the Company's strategic alternatives process which resulted in the sale of the Company's mortgage business; and the Plan Administrative Committee weighed the degree to which the executive's efforts have effectively prepared the Company and its businesses for the long-term future. Considering the foregoing, the Plan Administrative Committee authorized above-target awards for the Section 16 Officers. Due to his departure as President of Advanta Leasing, Mr. Deehan did not receive an AMIP bonus for 2000.

     Instead of receiving their annual incentives for 2000 performance in cash, the Named Executive Officers (other than Mr. Deehan who did not receive an AMIP bonus) received the amounts that were at or below their applicable "target bonuses" in the form of shares of restricted stock (and with respect to Mr. Alter, phantom shares) granted pursuant to the AMIP program for performance year 2000; the restricted shares (and phantom shares) were accelerated in vesting according to the terms of the administrative guidelines for AMIP IV. Any amounts above their applicable "target bonuses" were paid as a cash bonus (the above-target cash portion of the annual incentive is reported under the "Bonus" column of the Summary Compensation Table in this Proxy Statement).

IMPACT OF IRS PAY CAP REGULATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the types of annual compensation in excess of $1,000,000 that may be deducted for federal income tax purposes for payments to a company's chief executive officer and its four other most highly compensated executive officers. The Committee believes that payment of compensation that is not deductible under Section 162(m) is sometimes in the best interests of the Company, and the Committee and the Board of Directors have accordingly approved such arrangements in certain circumstances.

THE CHIEF EXECUTIVE OFFICER'S 2000 COMPENSATION

     As discussed above under "Base Salaries," Mr. Alter's base salary is based on comparisons of peer group salaries and consideration of Mr. Alter's performance as Chief Executive Officer.

     The Committee and the Board of Directors applied the same criteria described above under "Annual Incentives" in evaluating the annual incentives to be awarded Mr. Alter for the 2000 performance year. The Committee recommended awarding Mr. Alter a bonus above the targeted amount. The Board of Directors (excluding the employee directors) reviewed this recommendation. As described above, Mr. Alter received the amount of his bonus up to 100% of his "target bonus" in restricted shares and phantom shares and the amount above his "target bonus" in the form of a cash bonus.

     As CEO, Mr. Alter was eligible to receive a grant under the stock option program, as were the other Named Executive Officers and, as described above, he was granted SARs under the stock option program.

COMPENSATION COMMITTEE                         PLAN ADMINISTRATIVE COMMITTEE
Max Botel, Chairman                            Max Botel
Dana Becker Dunn                               Dana Becker Dunn
Arthur P. Bellis*                              Ronald Lubner
Ronald Lubner

---------------
* Mr. Bellis is involved in designing the compensation plans but generally does not vote on stock-based incentive compensation for the Named Executive Officers and is not a member of the Plan Administrative Committee. See "Election of Directors -- Compensation Committee Interlocks and Insider Participation."

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock during the five years ended December 31, 2000 with the cumulative total return on the Standard & Poor's 500 index and the Dow Jones-Diversified Financial Services Companies index. The comparison assumes that $100 was invested on January 1, 1996 in the Class A Common Stock and the comparison indices with reinvestment of dividends.

[STOCK PERFORMANCE LINE GRAPH]

--------------------------------------------------------------------------------
      Indexed          1/1/96     12/96     12/97     12/98     12/99     12/00
--------------------------------------------------------------------------------
 Advanta without
  Participation in
  Tender Offer          100.0     112.7      70.2      36.0      50.5      24.9
 Advanta with
  Participation in
  the Tender
  Offer(A)              100.0     112.7      70.2      67.9      95.0      46.8
 Diversified
  Financial Services    100.0     135.8     218.3     257.7     316.8     343.4
 S&P 500                100.0     123.0     164.0     210.8     255.2     232.0

(A) With respect to the investment in the Class A Common Stock, the solid line has been adjusted (for the years ended 1998, 1999 and 2000) to reflect participation in the Company's Tender Offer on February 20, 1998 and includes as stockholder returns the proceeds received in the Tender Offer, assuming no reinvestment of the proceeds.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated three candidates to be elected at the Meeting for a three-year term ending in 2004. Each nominee is currently serving as a director of the Company. Six other directors are currently serving terms which will expire in 2002 or 2003.

     Each nominee has consented to being named in the proxy statement and to serve if elected. Candidates for director will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors, assuming a quorum is present at the Meeting. If prior to the Meeting any nominee should become unavailable to serve, the shares represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board should determine to reduce the number of directors pursuant to the By-Laws.

     Certain information regarding each nominee and each director continuing in office following the Meeting is set forth below, including such individual's age and principal occupation, a brief account of his or her business experience during at least the last five years and other directorships currently held at other companies, including publicly held companies.

NOMINEES FOR ELECTION FOR A TERM EXPIRING IN 2004

          Dennis Alter        Dana Becker Dunn        Arthur P. Bellis

     Mr. Alter, age 58, became Executive Vice President and a director of the Company's predecessor organization in 1967. He was elected President and Chief Executive Officer in 1972, and Chairman of the Board in August 1985. Mr. Alter has remained as Chairman of the Board since August 1985. In February 1986, he relinquished the title of President, and in August 1995 he relinquished the title of Chief Executive Officer. In October 1997, Mr. Alter resumed the title of Chief Executive Officer.

     Ms. Becker Dunn, age 50, has been a director of the Company since March 1996. She has been Vice President of U.S. Services of Avaya, Inc., a leading provider of communications systems and software for enterprises, since October 2000. Prior to her current position, Ms. Becker Dunn served as Vice President of Transition Operations in connection with the spin-off of Avaya, Inc. from Lucent Technologies and, before that, she served as Vice President, Growing and Emerging Markets, of Lucent Technologies Business Communications Services, formerly AT&T Global Business Communications, which she joined in December 1994. In 1992 she became Vice President and Chief Technical Officer for AT&T's Call Servicing (Long Distance) Organization, after which she was Vice President of Strategic Planning and New Business Development for Consumer Communications Services. From 1984 to 1992, Ms. Dunn served AT&T in a variety of capacities, including Product Marketing Director in 1984, Director of Information Systems in 1986 and Operator Services-Eastern Region Vice President in 1988.

     Mr. Bellis, age 57, has been a director of the Company since its incorporation in 1974. He has been a private investor since January 1993. Prior to that time, from March 1986 he was Chairman and, until June 1991, Chief Executive Officer of Boca Bank, Boca Raton, Florida. He was also Chairman and Chief Executive Officer of Boca Bancorp, Inc., Boca Bank's holding company, from its formation in December 1986. Mr. Bellis has served on the board of directors of United Way International since December 1993 and is currently Chairman of that board.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF ALL THREE NOMINEES FOR ELECTION.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2002

          Max Botel           James E. Ksansnak          Ronald Lubner

     Mr. Botel, age 61, has been a director of the Company since its incorporation in 1974. He retired from the law firm of Botel, Binder & Weiss in July 1996, where he had been a partner for more than five years. From February 1985 he also served as Vice President of Penn Center Investments, Inc., a securities brokerage firm, of which firm he became President in January 1995.

     Mr. Ksansnak, age 61, has been a director of the Company since August 1995. He is Vice Chairman of the Board of ARAMARK Corporation and is a member of its Board of Directors. He has been with ARAMARK since May 1986 and before becoming Vice Chairman in May 1997, he was Executive Vice President and Chief Financial Officer, responsible for financial matters, planning and development, tax, internal audit and information technology across all business units. Mr. Ksansnak sits on the board of directors of CSS Industries, Inc.

     Mr. Lubner, age 67, has been a director of the Company since December 1996. He is Chairman of Belron International Ltd., a Luxembourg company, and Plate Glass Holdings Ltd., a Johannesburg company. Mr. Lubner is a 40-year veteran of the Plate Glass Group, which has annual sales of $1.5 billion. Headquartered in Luxembourg and Johannesburg, the company manufactures and distributes the complete range of building, automotive and glass products. Belron is a world leader in the field of automotive glass repair and replacement. Mr. Lubner is also a director of: Next Left, Inc., a privately held internet company; E-Mediate, a privately held company; and Commerce One South Africa, a privately held company.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2003

Olaf Olafsson                  William A. Rosoff                 Michael Stolper

     Mr. Olafsson, age 38, has been a director of the Company since December 1997. He joined the Company in September 1996 as Vice Chairman of Advanta Information Services, Inc. ("AIS") and was elected as a Director of AIS in October 1996. Mr. Olafsson was elected President of the Company in March 1998. In October 1999 he resigned as President. Since November 1999, Mr. Olafsson has been Vice Chairman of Time Warner Digital Media, a division of Time Warner Inc. Prior to joining the Company, he was President and Chief Executive Officer of Sony Interactive Entertainment, Inc., a business unit of Sony Corporation, which he founded in 1991. Mr. Olafsson is also a director of Mastec, Inc., a publicly traded telecommunications and energy infrastructure service provider.

     Mr. Rosoff, age 57, joined the Company in January 1996 as a director and Vice Chairman. In October 1999, Mr. Rosoff became President as well as Vice Chairman of the Board of the Company. Prior to joining the Company, Mr. Rosoff was a long time partner of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, the Company's outside counsel, where he advised the Company for over 20 years. While at Wolf, Block, Schorr and Solis-Cohen LLP he served as Chairman of its Executive Committee and, immediately before joining the Company, as a member of its Executive Committee and Chairman of its Tax Department. Mr. Rosoff is a Trustee of Atlantic Realty Trust, a publicly held real estate investment trust.

     Mr. Stolper, age 45, has been a director of the Company since June 1998. He is Co-managing Director at Hawthorn, a PNC company. Prior to that he served as President of Stolper & Co., Inc. from 1986 through 1997. In 1997, Stolper & Co., Inc. merged with PNC Bank's Family Wealth Management Group to form Hawthorn. Mr. Stolper has twenty years experience as an investment advisor and financial consultant.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings during the last fiscal year. All directors who served during the last fiscal year attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served.

     The Board of Directors has an Audit Committee that is currently composed of Messrs. Botel, Ksansnak and Stolper. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the audit with the independent accountants; reviews with management the Company's interim operating results; and reviews the non-audit services to be performed by the firm of independent accountants and considers the effect of such performance on the accountants' independence. The Audit Committee met six times in 2000.

     The Board of Directors has a Compensation Committee that is currently composed of Messrs. Bellis, Botel and Lubner and Ms. Becker Dunn. The Compensation Committee reviews and approves Company-wide benefit programs and executive compensation programs, and, where appropriate, reviews and approves individual arrangements for Section 16 Officers. The Compensation Committee also recommends and approves compensation arrangements for outside Directors and serves in an advisory capacity to the full Board regarding compensation matters. The Compensation Committee met twice and acted by consent once during 2000.

     The Board of Directors has established a subcommittee of the Compensation Committee (the "Plan Administrative Committee") to administer the Company's 2000 Omnibus Stock Incentive Plan with respect to Section 16 Officers. The Plan Administrative Committee is currently composed of Mr. Botel, Ms. Becker Dunn and Mr. Lubner (each of whom is a "non-employee director" under applicable SEC rules and an "outside director" under applicable IRS rules). The Plan Administrative Committee determines awards of stock options and also has authority to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. The Board of Directors, as a whole, administers the 2000 Omnibus Stock Incentive Plan with respect to stock options granted to non-employee directors. The Plan Administrative Committee met once as part of the Compensation Committee's meetings. In addition, the Plan Administrative Committee acted by consent three times during 2000.

     The Board of Directors has a Nominating Committee to identify and recommend to the Board of Directors individuals to serve on the Board, which individuals are to be selected, according to the Board resolution establishing the Nominating Committee, on the basis of their integrity, leadership ability, financial sophistication and capacity to help guide the Company successfully into the 21st century. The current members of the Nominating Committee are Messrs. Alter, Bellis and Lubner. The Nominating Committee did not meet during 2000. The Nominating Committee will consider nominees recommended by stockholders; any such nominations must comply with the requirements of the Company's By-Laws, including timely delivery to the Company of a written request from a stockholder of record that an individual's name be placed in nomination. Such written notice must set forth certain information with respect to the nomination, including: the name and address of the nominating stockholder; the name and address of the beneficial owner, if different than the nominating stockholder, of the shares owned of record by the nominating stockholder; the number and class of shares owned by such nominating stockholder and beneficial owner; a description of all arrangements and understandings between the nominating stockholder, any beneficial owner and any persons nominated; the name and address of any persons nominated; a representation that the nominating stockholder is a holder of record of the Company's shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate such persons; such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy disclosure rules of the SEC had the nominee been nominated by the Board of Directors of the Company; and the written consent of each nominee to serve as a director. To be timely, such notice must, in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, be delivered not less than 60 nor more than 90 days prior to such anniversary date, or, in the case of any other annual meeting or any special meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of meeting was mailed or publicly disclosed.

     The Board of Directors has a Corporate Governance Committee. The current members of the Corporate Governance Committee are Messrs. Alter, Bellis and Lubner. The function of the Corporate Governance Committee is to identify, analyze and propose approaches and solutions to issues of importance relating to the long-term effectiveness of the Board of Directors and senior management of the Company, including for example, issues relating to succession planning, retirement policies and performance measurement.

     Members of the Board of Directors who are not officers or employees of the Company receive an annual retainer of $25,000 for service on the Board, an annual retainer of $10,000 for service on a Board Committee (other than as a Board Committee chairperson, for whom the annual retainer is $15,000), and payments of $1,000 per day for each Board or Board Committee meeting attended

(chairpersons are paid $1,500 per day for each Board Committee meeting they chair). However, Messrs. Botel and Lubner and Ms. Becker Dunn are not compensated separately for serving on the Plan Administrative Committee, as such service is considered ancillary to their service on the Compensation Committee. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating Committee are Messrs. Ksansnak, Botel and Bellis, respectively. Presently, the Board of Directors is in the process of filling the role of chairperson of the Corporate Governance Committee. In addition, for each non-employee Director, the Company pays the premiums on a $500,000 term life insurance policy on which there is no build-up in cash value, but as to which the non-employee Director has the right to designate the beneficiary under the applicable policy. Under the Company's Omnibus Plan, each non-employee Director is currently entitled to receive a grant of an option to purchase 15,000 shares of Class B Common Stock upon appointment to the Board of Directors and, for each subsequent year, an annual grant, generally on the fourth Wednesday in January, of an option to purchase 9,000 shares of Class B Common Stock, in each case at an exercise price equal to the fair market value of such stock on the grant date. Each such option granted becomes exercisable on the anniversary of the grant date at the rate of 25% per year for four years, and expires ten years from the grant date. Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

     In 1995, the Company engaged Mr. Bellis as a consultant to assist in the evaluation of certain new business opportunities. During 2000, the Company paid Mr. Bellis for his services at the rate of $14,000 per month plus reimbursement of expenses. The consulting fees paid to Mr. Bellis in 2000 totaled $168,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The only individuals who served as members of the Compensation Committee during the fiscal year ended December 31, 2000 were Messrs. Botel, Bellis and Lubner and Ms. Becker Dunn, all of whom served for all of fiscal 2000. None of the aforementioned members of the Compensation Committee is an officer or other employee, or former officer, of the Company or of any subsidiary of the Company.

     The only individuals who served as members of the Plan Administrative Committee during the fiscal year ended December 31, 2000 were Messrs. Botel and Lubner and Ms. Becker Dunn, who served for all of fiscal 2000. None of the aforementioned members of the Plan Administrative Committee is an officer or other employee, or former officer, of the Company or of any subsidiary of the Company.

CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

     The Management Severance Plan provides benefits to senior management employees, including the Named Executive Officers, in the event of a "Change of Control" of the Company (as defined in the plan) if, within one year of the date of the Change of Control, there has been either an actual or constructive termination of the senior management employee. The Management Severance Plan provides severance ranging from 39 to 104 weeks of salary, depending on the senior management employee's level within the Company.

     The Advanta Employees Severance Pay Plan provides benefits to all employees, including the Named Executive Officers, in the event of termination of employment due to layoff, reduction in force, reorganization or other similar business decision. With respect to the Named Executive Officers, this plan provides benefits ranging from 12 to 32 weeks of salary, depending on the Named Executive Officer's years of service with the Company.

     In May 1997, the Board of Directors adopted the Supplemental Plan under which members of the Office of the Chairman would be entitled to receive benefits in the event of a Change of Control or other similar transaction.

OTHER MATTERS

     In January 1996, Mr. Rosoff and the Company entered into an agreement under which Mr. Rosoff's annual base salary is a minimum of $475,000. Under the terms of the agreement, he is entitled to receive a guaranteed cash bonus which, together with his base salary, will bring his annual cash compensation to not less than $750,000. He is also entitled to participate in the AMIP Plans (with a target bonus of at least 75% of his base salary) and is guaranteed that his total annual compensation from base salary, guaranteed cash bonus and AMIP award will be at least $1 million. In anticipation of his execution of the agreement, the Company paid Mr. Rosoff a one time signing bonus of $950,000 in December 1995. In addition, pursuant to this agreement he received 100,000 restricted shares of Class B Common Stock and an option to purchase 50,000 shares of Class B Common Stock at $34.00 per share, the fair market value of the shares on the date of grant. The restricted shares, which as of the January 1996 date of grant had a market value of $34.00 per share, originally were to vest at the rate of 25% per annum over four years, with the first two installments having vested on January 15, 1997 and 1998. The terms of the options provided that they would become exercisable in four equal installments on January 16, 1997, 1998, 1999 and 2000. The Company agreed that the 100,000 shares of restricted Class B Common Stock would have a fair market value sufficient to allow Mr. Rosoff to realize $40 per share net after applicable taxes resulting from an assumed sale of such shares on January 15, 2000, and that it would make non-interest bearing loans to him in the interim sufficient to pay his taxes arising from his receipt of the shares. At December 31, 2000, the aggregate amount outstanding on these loans was $758,844, which was the largest aggregate amount outstanding at any time since January 1, 2000. If the net after tax proceeds of such assumed sale are less than $40, the agreement provides that loans will be canceled and a payment will be made in cash and/or Class B Common Stock to Mr. Rosoff to make up the shortfall. In January 1998 the Company agreed to accelerate certain provisions of the employment agreement with respect to restricted shares purchased by the Company in the Tender Offer.

     In connection with the Tender Offer, the Company purchased 49,359 of Mr. Rosoff's restricted shares at a price of $40.00 per share (subject to the agreements regarding the after-tax value of these shares to Mr. Rosoff described above). Consistent with the terms of Mr. Rosoff's employment agreement, in 1998 the Company reimbursed Mr. Rosoff for the taxes arising from the sale of these shares in the Tender Offer and on the reimbursement to Mr. Rosoff for any taxes. Also, the Company removed the restrictions on the remaining 641 of his restricted shares that were not purchased in the Tender Offer and such shares were returned to Mr. Rosoff as fully vested shares. In January 2000, the Company paid an aggregate of $3,797,827 to Mr. Rosoff in satisfaction of the Company's obligations under Mr. Rosoff's employment agreement based on the assumed sale on January 15, 2000 of the balance of the shares granted to him under his employment agreement, as provided for in the agreement. This amount includes $1,684,336 as reimbursement for federal, state and local taxes.

     In May 1998 Mr. Browne entered into an employment agreement with the Company in connection with his employment by the Company as Senior Vice President and Chief Financial Officer. The agreement provided that Mr. Browne's starting annual base compensation would be $350,000 and that he would be entitled to participate in the AMIP Plans (with a target bonus of at least 50% of his base salary and a maximum bonus of 200% of target). In the event of a "change in control" (as defined in the Management Severance Plan), Mr. Browne will be entitled to severance of two times his base salary. Pursuant to his employment agreement, Mr. Browne received 50,000 shares of restricted Class B Common Stock and options to purchase 75,000 shares of Class B Common Stock at an exercise price of $20.00 per share (the fair market value of the shares on the date of the grant), both of which vest in equal installments on each of the first four anniversaries of the date of grant. The restricted stock and the options will immediately vest in the event of a "change in control" (as defined in the 2000 Omnibus Stock Incentive Plan). In March 1999, the Compensation Committee and the Board of Directors approved a modification to the terms of Mr. Browne's employment agreement in order to enhance the retention value of the long-term incentives provided under the terms of the employment agreement. Pursuant to the modified terms of the agreement, Mr. Browne surrendered a portion of his shares of restricted Class B Common Stock in exchange for a grant of an equal number of shares of restricted Class A Common Stock. The 37,500 shares of restricted Class A Common Stock that were granted are subject to the same vesting schedule as the shares of restricted Class B Common Stock that were surrendered.

     In connection with his employment by the Company as President and Chief Executive Officer of Advanta Leasing, in July 1998 Mr. Deehan entered into an employment agreement with the Company. The agreement provided that Mr. Deehan's starting annual base compensation would be $330,000 and that he would be entitled to participate in the AMIP Plans (with a target bonus of at least 50% of his base salary and a maximum bonus of 200% of target). Subject to certain conditions, the agreement provided that the Company, at its expense, would provide reasonable housing accommodations for Mr. Deehan in Philadelphia as long as he was employed by the Company. Effective August 4, 2000, Mr. Deehan resigned and his employment with the Company was terminated. In connection with the termination of his employment, Mr. Deehan entered into a Separation Agreement that superseded the terms of his employment with the Company. Pursuant to the Separation Agreement, the Company paid to Mr. Deehan 14 weeks of severance pay at a rate equal to Mr. Deehan's weekly base salary. Additionally, the Separation Agreement provides Mr. Deehan with an extended exercise period to exercise any options that were vested as of August 4, 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is composed of three independent directors, in accordance with Section 4200(a)(14) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for Advanta's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Advanta's consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on those financial statements based on their audit. The Audit Committee is responsible for overseeing and monitoring these activities on behalf of the Board of Directors. The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61.

     The Audit Committee has received the written disclosures and the letter from the Company's independent auditors, Arthur Andersen LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence. Further, the Audit Committee has considered whether the provision of non-audit services by the auditors was compatible with the independence of the auditors.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

AUDIT COMMITTEE

James E. Ksansnak, Chairman
Max Botel
Michael Stolper

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of stockholders.

AUDIT FEES

     Arthur Andersen LLP billed the Company $975,000 for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP did not bill the Company any fees for financial information systems design and implementation services rendered for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     Arthur Andersen LLP billed the Company a total of $2,065,000 for services other than audit services and financial information systems design and implementation services rendered for the fiscal year ended December 31, 2000.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by December 31, 2001, in order to be considered for inclusion in the Company's proxy materials relating to that meeting. A proposal that does not comply with the applicable requirements of Rule 14a-8 under the 1934 Act will not be included in the Company's proxy soliciting material for the 2002 Annual Meeting of Stockholders. Stockholder proposals should be directed to Elizabeth H. Mai, Secretary, at the address of the Company set forth on the first page of this proxy statement.

     A stockholder of the Company may wish to have a proposal presented at the 2002 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal (addressed to the Company at the address of the Company set forth on the first page of this proxy statement) is not received by the Company by March 27, 2002, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Company's 2002 Annual Meeting of Stockholders will have the right to exercise discretionary voting authority as to such proposal.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                                                      APPENDIX A

                                 ADVANTA CORP.
                             ADVANTA NATIONAL BANK
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The primary function of the Audit Committee of Advanta Corp. and Advanta National Bank is to assist the Board of Directors in fulfilling their oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation; and, the Corporation's system of internal controls including auditing, accounting and financial reporting practices. Consistent with this function, the Audit Committee should foster adherence to and should encourage continuous improvement of the Corporation's policies, procedures and practices at all levels.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board. Each of the directors shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with finance and accounting practices.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of their responsibility to foster open communication, the Committee may request members of management or others to attend the meetings and provide pertinent information, as necessary. In addition, the Committee may meet with management, the director of internal auditing, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV. RESPONSIBILITIES

- Provide an open avenue of communication between the internal auditors, the independent accountants, and the board of directors.

- Recommend to the board of directors the independent accountants to be nominated, and review and approve the discharge of the independent accountants, if warranted.

- Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

- Review the independence of the internal auditor and the independent accountants.

- Review with the director of internal auditing and the independent accountants their processes for identifying significant risks or exposures and the proposed audit plan and scope to assure proper audit coverage.

- Consider and review with the director of internal auditing and the independent accountants the adequacy of the Corporation's internal controls including computerized information system controls and security.

- Review with management and the independent accountants on a quarterly or annual basis, as appropriate:

     - The Corporation's financial statements and related footnotes, including their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed.

     - Any significant changes required in the independent accountants' audit plan.

     - Any serious difficulties or disputes with management encountered during the course of the audit.

     - Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

- Consider and review with the director of internal auditing:

     - Significant findings and the status of management's action plans.

     - Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     - Any major changes required in the scope of their audit plan.

- Review with management and the director of internal auditing, the results of their review of the Corporation's monitoring of compliance with the Corporation's code of conduct.

- Review with management, the director of internal audit, and the independent accountants any legal and regulatory matters that may have a material impact on the financial statements. This includes related Corporate compliance policies, programs, and reports received from regulators.

- Report Committee actions to the board of directors with such recommendations, as the Committee may deem appropriate.

- The Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the board of directors.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                  ADVANTA CORP.

     The undersigned, a stockholder of Advanta Corp. (the "Company"), hereby constitutes and appoints Dennis Alter, William A. Rosoff and Elizabeth H. Mai, and each of them acting individually as the attorney and special proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Stockholders of Advanta Corp. to be held on Thursday, June 21, 2001, at 1:00 p.m. at the Company's headquarters, Welsh and McKean Roads, Spring House, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares which the undersigned would be entitled to cast if personally present as follows:

                (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -
            Please mark your votes as indicated in this example. /X/

1. ELECTION OF DIRECTORS

           FOR                                 WITHHOLD AUTHORITY
   all three nominees for                 to vote for all three nominees
   director listed below                     for director listed below

          / /                                           / /

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

NOMINEES: Dennis Alter, Dana Becker Dunn and Arthur P. Bellis


2. To transact such other business as may properly come before the meeting.

IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL THREE NOMINEES FOR DIRECTOR. This proxy delegates authority to vote with respect to all other matters upon which the undersigned is entitled to vote and which may come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies for such meeting and hereby acknowledges receipt of the notice of the meeting and the proxy statement of Advanta Corp. furnished herewith.

                         PLEASE SIGN AND MAIL PROMPTLY.

Stockholder's Signature(s)__________________________ Date________________, 2001

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. If a corporation, please sign with full corporate name by a duly authorized officer and affix the corporate seal.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -